Exhibit 99.1

CONTACT:

Investors/Media	Investors
Keri P. Mattox	Jonathan Neely
(484) 216-7912	(484) 216-6645
ENDO REPORTS FOURTH QUARTER AND FULL YEAR 2014 FINANCIAL RESULTS

•	Full year 2014 adjusted diluted EPS exceeds top end of guidance by $0.06

•	Total quarterly revenues of $800 million brings full year revenues to top end of guidance

•	Fourth quarter reported $0.35 diluted (GAAP) loss per share and $1.16 adjusted diluted EPS

•
Company announced separately today an agreement with Boston Scientific for the sale of American Medical Systems' (AMS) Men's Health and Prostate Health businesses as part of plan to fully divest the AMS business

•	Company expects 2015 revenues, excluding AMS, to range from $2.90 billion to $3.00 billion

•	Company expects 2015 reported diluted (GAAP) earnings per share, excluding AMS, to range from $2.73 to $2.93

•	Company expects 2015 adjusted diluted earnings per share, excluding AMS, to range from $4.35 to $4.55
DUBLIN, March 2, 2015-- Endo International plc (NASDAQ: ENDP) (TSX: ENL) today reported fourth quarter 2014 revenues of $800 million, an increase of 37 percent compared to fourth quarter 2013 revenues of $585 million, including new product revenue from 2014 strategic M&A transactions. Endo reported a fourth quarter 2014 net loss of $53 million compared to a fourth quarter 2013 net loss of $776 million.
As detailed in the supplemental financial information below, adjusted net income for the three months ended December 31, 2014 increased 49 percent to $185 million, compared to adjusted net income of $124 million for the fourth quarter of 2013.
Reported diluted loss per share for the fourth quarter of 2014 was $0.35, compared to the fourth quarter 2013 reported loss per share of $6.74. Adjusted diluted earnings per share increased 21 percent to $1.16 for the fourth quarter of 2014 compared to $0.96 for the same period in 2013.
“We are proud of the progress Endo made in rebuilding our business in 2014. This was achieved through multiple strategic transactions, a focus on organic growth and building our R&D pipeline. These efforts, along with the announcement that we will divest our AMS Men's Health and Prostate Health businesses, have helped us continue to transform the company into a leading global specialty pharmaceuticals company and, in the process, deliver strong financial performance,” said Rajiv De Silva, President and CEO of Endo. “We look forward to continuing to invest in sustainable organic growth drivers in our existing commercial portfolio as well as our R&D pipeline and deploying capital to value-creating M&A. The sale of AMS increases our financial flexibility to support those objectives in our core pharmaceuticals businesses. We believe the recently closed acquisition of Auxilium Pharmaceuticals significantly expands the organic growth profile for our U.S. Branded Pharmaceuticals and more broadly supports a company objective to deliver high-single to low-double digit organic growth for revenues over the mid-term."

FINANCIAL PERFORMANCE
($ in thousands, except per share amounts)

	4th Quarter			Twelve Months Ended December 31,
	2014	2013	Change	2014	2013	Change
Total Revenues	$799,957	$584,946	37%	$2,877,188	$2,616,907	10%
Reported Net Income	$(53,483)	$(775,910)	(93)%	$(721,319)	$(685,339)	5%
Reported Diluted EPS	$(0.35)	$(6.74)	(95)%	$(4.91)	$(6.05)	(19)%
Adjusted Net Income	$184,884	$123,697	49%	$674,898	$573,996	18%
Adjusted Diluted Weighted Average Shares	159,213	128,644	24%	156,730	119,829	31%
Adjusted Diluted EPS	$1.16	$0.96	21%	$4.31	$4.79	(10)%
U.S. BRANDED PHARMACEUTICALS
On January 29, 2015 Endo announced that it had completed the acquisition of Auxilium Pharmaceuticals, Inc. The combined company is expected to provide an expanded platform to accelerate the evolution and growth of Endo's U.S. Branded Pharmaceuticals business. As a result of the acquisition, Endo's portfolio has a broader offering of urology and orthopedic products, including XIAFLEX®, TESTOPEL® and STENDRA®, which are natural complements to its men's health and pain products.
Fourth quarter 2014 U.S. branded pharmaceutical revenues were $246 million, a 3 percent decrease when compared to the fourth quarter 2013 U.S. branded pharmaceutical revenues. This decrease was primarily attributable to competition from Actavis’ generic lidocaine patch.

Fourth quarter 2014 net sales of OPANA® ER decreased 13 percent when compared to the fourth quarter 2013. This decrease is primarily attributable to a year-over-year decrease in demand due to generic competition. According to IMS Health, total prescriptions for OPANA ER decreased by 11 percent in the fourth quarter of 2014 when compared to the fourth quarter of 2013.
Fourth quarter 2014 net sales of Voltaren® Gel increased 7 percent when compared to fourth quarter 2013 net sales. This increase is attributable to demand growth. According to IMS Health, total prescriptions for Voltaren Gel increased 12 percent in the fourth quarter 2014 when compared to the fourth quarter 2013.
U.S. GENERIC PHARMACEUTICALS

Fourth quarter 2014 U.S. generic product net sales of $337 million increased 70 percent when compared to fourth quarter 2013 U.S. generic product net sales. This increase is primarily attributable to the addition of sales from Boca Pharmacal and DAVA Pharmaceuticals following the close of those acquisitions in February 2014 and August 2014, respectively, and sales of the AG version of LIDODERM following the launch of that product by the U.S. Generics business in May 2014.
On November 20, 2014 Endo announced that its Qualitest subsidiary launched a generic version of Hoffmann-La Roche, Inc.'s Valcyte® (Valganciclovir Tablets USP, 450 mg). When launched, it was the first generic version of Valcyte available in the U.S. For the 12 months ending September 30, 2014, branded Valcyte had total U.S. sales of approximately $440 million, according to IMS Health data.

INTERNATIONAL PHARMACEUTICALS
In the fourth quarter 2014, the International Pharmaceuticals segment reported sales of $79.7 million which were attributable to the Paladin Labs business, acquired February 2014, and sales of products by Grupo Farmaceutico Somar, acquired July 2014.
DEVICES
In a separate press release today, Endo announced it has entered into a definitive agreement to sell its American Medical Systems’ (AMS) Men’s Health and Prostate Health businesses to Boston Scientific for up to $1.65 billion, with $1.6 billion in upfront cash. The transaction is expected to close in the third quarter of 2015. In addition, Endo is currently evaluating strategic alternatives for the AMS Women’s Health business.

In the fourth quarter 2014, Endo reported device sales of $137 million compared to fourth quarter 2013 sales of $132 million. Full year 2014 sales for the Devices segment increased 1 percent compared to full year 2013 sales which met the company's previously stated expectation for a return to sales growth for the segment.

Sales for AMS' benign prostatic hyperplasia (BPH) products increased 14 percent in the fourth quarter of 2014 when compared to the fourth quarter of 2013. This increase is attributable to increased sales of GreenLightTM fiber and sales of StoneLightTM and Aura XPTM consoles.

In the fourth quarter 2014, worldwide Men's Health sales increased 2 percent compared to the fourth quarter 2013.

In the fourth quarter 2014 Women's Health sales decreased by 4 percent compared to the same period last year. The decrease in Women's Health sales is attributable to year-over-year declines in U.S.-based procedural volumes.

2015 Financial Guidance
Endo's estimates are based on projected results for the twelve months ended December 31, 2015 and reflect management's current beliefs about prescription and procedure trends, pricing levels, inventory levels and the anticipated timing of future product launches and events. The company's guidance for reported (GAAP) earnings per share does not include any estimates for potential new corporate development transactions. The company's guidance assumes that results from AMS will be reported as Discontinued Operations.

For the full twelve months ended December 31, 2015, at current exchange rates, Endo estimates:

•	Total revenue to be between $2.90 billion and $3.00 billion

•	Reported (GAAP) diluted EPS from continuing operations to be between $2.73 and $2.93

•	Adjusted diluted earnings per share from continuing operations to be between $4.35 and $4.55

•	Adjusted diluted earnings per share assume full year adjusted diluted shares outstanding of 180 million
The company's 2015 guidance is based on certain assumptions including:

•	Adjusted gross margin of between 63 percent and 65 percent

•	Adjusted Operating Expenses as a percentage of revenues to be between 23 percent and 24 percent

•	Adjusted interest expense of approximately $310 million

•	Adjusted effective tax rate of between 15 percent and 17 percent
Balance Sheet Update

On January 21, 2015 the company announced that on January 20, 2015, Endo Limited, Endo Finance LLC and Endo Finco Inc., its wholly-owned subsidiaries, priced $1.2 billion aggregate principal amount of 6.00% senior notes due February 2025 at an issue price of $1,000 per $1,000 principal amount in connection with their previously announced private offering.

Endo used the net proceeds from the offering and cash on hand to finance its acquisition of Auxilium Pharmaceuticals, refinance certain indebtedness of Auxilium and pay related fees and expenses.

During 2014 AMS distributed $585 million of cash to Qualified Settlement Funds (QSF) related to settlement agreements that it reached by means of compromise to resolve vaginal mesh product liability claims. Cash distributions from QSF to plaintiffs’ counsel following full release and dismissal of actions or claims were $111 million during 2014. The balance remaining in QSF as of December 31, 2014 was

$485 million, which is shown as part of the total for restricted cash and cash equivalents on the Unaudited Condensed Consolidated Balance Sheet in this press release.
Conference Call Information
Endo will conduct a conference call with financial analysts to discuss this news release today at 8:30 a.m. ET. The dial-in number to access the call is U.S./Canada (877) 415-3812, International (857) 244-7325, and the passcode is 81514356. Please dial in 10 minutes prior to the scheduled start time.

A replay of the call will be available from March 2, 2015 at 12:30 p.m. ET until 11:59 p.m. ET on March 10, 2015 by dialing (888)-286-8010 (U.S./Canada) or (617)-801-6888 (international) and entering the passcode 23071815.

A simultaneous webcast of the call can be accessed by visiting www.endo.com. In addition, a replay of the webcast will be available until 11:59 p.m. ET on March 10, 2015. The replay can be accessed by clicking on “Events” in the Investor Relations section of the website.

Supplemental Financial Information
The following tables provide a reconciliation of our reported (GAAP) statements of operations to our adjusted statements of operations (Non-GAAP) for each of the three months ended December 31, 2014 and 2013 (in thousands, except per share data):

Three Months Ended December 31, 2014 (unaudited)	Actual Reported (GAAP)	Adjustments		Non-GAAP Adjusted
REVENUES	$799,957	$—		$799,957

COSTS AND EXPENSES:
Cost of revenues	423,656	(113,988)	(1)	309,668
Selling, general and administrative	192,282	(20,363)	(2)	171,919
Research and development	40,431	(12,402)	(3)	28,029
Litigation-related and other contingencies, net	179,999	(179,999)	(4)	—
Asset impairment charges	22,542	(22,542)	(5)	—
Acquisition-related and integration items	13,715	(13,715)	(6)	—
OPERATING (LOSS) INCOME	$(72,668)	$363,009		$290,341
INTEREST EXPENSE, NET	59,587	(885)	(7)	58,702
LOSS ON EXTINGUISHMENT OF DEBT	105	(105)	(8)	—
OTHER INCOME, NET	(12,443)	8,613	(9)	(3,830)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(119,917)	$355,386		$235,469
INCOME TAX	(63,248)	114,035	(10)	50,787
(LOSS) INCOME FROM CONTINUING OPERATIONS	$(56,669)	$241,351		$184,682
DISCONTINUED OPERATIONS, NET OF TAX	3,426	(2,742)	(11)	684
CONSOLIDATED NET (LOSS) INCOME	$(53,243)	$238,609		$185,366
Less: Net income attributable to noncontrolling interests	240	242	(12)	482
NET (LOSS) INCOME ATTRIBUTABLE TO ENDO INTERNATIONAL PLC	$(53,483)	$238,367		$184,884
DILUTED EARNINGS PER SHARE DATA ATTRIBUTABLE TO ENDO INTERNATIONAL PLC ORDINARY SHAREHOLDERS:
Continuing operations	$(0.37)			$1.16
Discontinued operations	0.02			—
DILUTED (LOSS) EARNINGS PER SHARE	$(0.35)			$1.16
DILUTED WEIGHTED AVERAGE SHARES	153,772			159,213
Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)
To exclude amortization of commercial intangible assets related to developed technology of $83,839, a fair value step-up in inventory of $25,493 and accruals for milestone payments to partners of $4,656.

(2)
To exclude certain separation benefits and other costs incurred in connection with continued efforts to enhance the company's operations of $9,318, amortization of intangible assets of $2,485 and mesh litigation-related defense costs of $8,560.

(3)	To exclude milestone payments to partners of $12,165 and adjustments to accruals for other costs incurred in connection with continued efforts to enhance the company's operations of $237.

(4)	To exclude the impact of net charges primarily for mesh-related and other product liability.

(5)	To exclude asset impairment charges.

(6)	To exclude acquisition and integration costs associated with the Paladin, Boca, Somar, DAVA, Auxilium and other acquisitions.

(7)	To exclude additional non-cash interest expense related to our 1.75% Convertible Senior Subordinated Notes.

(8)	To exclude the net loss on extinguishment of debt in connection with various refinancing and note repurchase activity.

(9)
To exclude adjustments to the gain on sale of certain early-stage drug discovery and development assets of $1,200 and foreign currency impact related to the remeasurement of intercompany debt instruments of $7,413.

(10)	Primarily to reflect the tax savings from acquired tax attributes and the effect of the pre-tax adjustments above at applicable rates.

(11)	Primarily to exclude the after-tax adjustment to the previously recorded gain on sale of the HealthTronics business and certain other sale-related costs.

(12)	To exclude the impact of the portion of certain of the above adjustments attributable to noncontrolling interests.

Three Months Ended December 31, 2013 (unaudited)	Actual Reported (GAAP)	Adjustments		Non-GAAP Adjusted
REVENUES	$584,946	$—		$584,946

COSTS AND EXPENSES:
Cost of revenues	253,886	(51,825)	(1)	202,061
Selling, general and administrative	186,443	(34,705)	(2)	151,738
Research and development	33,623	(7,029)	(3)	26,594
Litigation-related and other contingencies	325,144	(325,144)	(4)	—
Asset impairment charges	514,255	(514,255)	(5)	—
Acquisition-related and integration items	4,076	(4,076)	(6)	—
OPERATING (LOSS) INCOME	$(732,481)	$937,034		$204,553
INTEREST EXPENSE, NET	43,910	(5,926)	(7)	37,984
OTHER INCOME, NET	(1,330)	—		(1,330)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(775,061)	$942,960		$167,899
INCOME TAX	(106,984)	148,994	(8)	42,010
(LOSS) INCOME FROM CONTINUING OPERATIONS	$(668,077)	$793,966		$125,889
DISCONTINUED OPERATIONS, NET OF TAX	(93,666)	105,641	(9)	11,975
CONSOLIDATED NET (LOSS) INCOME	$(761,743)	$899,607		$137,864
Less: Net income attributable to noncontrolling interests	14,167	—		14,167
NET (LOSS) INCOME ATTRIBUTABLE TO ENDO INTERNATIONAL PLC	$(775,910)	$899,607		$123,697
DILUTED EARNINGS PER SHARE DATA ATTRIBUTABLE TO ENDO INTERNATIONAL PLC ORDINARY SHAREHOLDERS:
Continuing operations	$(5.80)			$0.98
Discontinued operations	(0.94)			(0.02)
DILUTED (LOSS) EARNINGS PER SHARE	$(6.74)			$0.96
DILUTED WEIGHTED AVERAGE SHARES	115,105			128,644
Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)	To exclude amortization of commercial intangible assets related to marketed products of $39,493 and accruals for milestone payments to partners of $12,332.

(2)
To exclude certain separation benefits and other costs incurred in connection with continued efforts to enhance the company’s operations of $13,602, amortization of customer relationships of $2,515 and mesh litigation-related defense costs of $18,588.

(3)	To exclude milestone payments to partners of $6,307 and certain separation benefits and other costs incurred in connection with continued efforts to enhance the company’s operations of $722.

(4)	To exclude the impact of charges primarily for mesh-related product liability.

(5)	To exclude asset impairment charges.

(6)	Primarily to exclude integration costs associated with prior acquisitions.

(7)	To exclude additional interest expense as a result of the prior adoption of ASC 470-20.

(8)	Primarily to reflect the tax savings from acquired tax attributes and the effect of the pre-tax adjustments above at applicable rates.

(9)	To exclude certain items related to the HealthTronics business, which is reported as Discontinued operations, net of tax.

The following tables provide a reconciliation of our reported (GAAP) statements of operations to our adjusted statements of operations (Non-GAAP) for each of the twelve months ended December 31, 2014 and 2013 (in thousands, except per share data):

Twelve Months Ended December 31, 2014 (unaudited)	Actual Reported (GAAP)	Adjustments		Non-GAAP Adjusted
REVENUES	$2,877,188	$—		$2,877,188

COSTS AND EXPENSES:
Cost of revenues	1,400,555	(350,053)	(1)	1,050,502
Selling, general and administrative	795,855	(160,275)	(2)	635,580
Research and development	154,203	(37,424)	(3)	116,779
Litigation-related and other contingencies, net	1,315,442	(1,315,442)	(4)	—
Asset impairment charges	22,542	(22,542)	(5)	—
Acquisition-related and integration items	85,534	(85,534)	(6)	—
OPERATING (LOSS) INCOME	$(896,943)	$1,971,270		$1,074,327
INTEREST EXPENSE, NET	227,115	(12,192)	(7)	214,923
LOSS ON EXTINGUISHMENT OF DEBT	31,817	(31,817)	(8)	—
OTHER INCOME, NET	(30,174)	18,192	(9)	(11,982)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(1,125,701)	$1,997,087		$871,386
INCOME TAX	(401,840)	597,005	(10)	195,165
(LOSS) INCOME FROM CONTINUING OPERATIONS	$(723,861)	$1,400,082		$676,221
DISCONTINUED OPERATIONS, NET OF TAX	5,677	(2,048)	(11)	3,629
CONSOLIDATED NET (LOSS) INCOME	$(718,184)	$1,398,034		$679,850
Less: Net income attributable to noncontrolling interests	3,135	1,817	(12)	4,952
NET (LOSS) INCOME ATTRIBUTABLE TO ENDO INTERNATIONAL PLC	$(721,319)	$1,396,217		$674,898
DILUTED EARNINGS PER SHARE DATA ATTRIBUTABLE TO ENDO INTERNATIONAL PLC ORDINARY SHAREHOLDERS:
Continuing operations	$(4.92)			$4.31
Discontinued operations	0.01			—
DILUTED (LOSS) EARNINGS PER SHARE	$(4.91)			$4.31
DILUTED WEIGHTED AVERAGE SHARES	146,896			156,730
Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)
To exclude amortization of commercial intangible assets related to developed technology of $270,566, a fair value step-up in inventory of $65,582 and accruals for milestone payments to partners of $13,905.

(2)
To exclude certain separation benefits and other costs incurred in connection with continued efforts to enhance the company's operations of $29,970, amortization of intangible assets of $10,031, mesh litigation-related defense costs of $53,002, offset by insurance recoveries of $(22,000), a charge for an additional year of the branded prescription drug fee in accordance with IRS regulations issued in the third quarter of 2014 of $24,972, accruals for excise tax payments of $54,300 and a charge of $10,000 related to the non-recoverability of certain non-trade receivables that did not relate to our core operating activities.

(3)	To exclude milestone payments to partners of $37,869 and adjustments to accruals for other costs incurred in connection with continued efforts to enhance the company's operations of $(445).

(4)	To exclude the impact of net charges primarily for mesh-related and other product liability.

(5)	To exclude asset impairment charges.

(6)	To exclude acquisition and integration costs associated with the Paladin, Boca, Somar, DAVA, Auxilium and other acquisitions.

(7)	To exclude additional non-cash interest expense related to our 1.75% Convertible Senior Subordinated Notes.

(8)	To exclude the net loss on extinguishment of debt in connection with various refinancing and note repurchase activity.

(9)
To exclude the net gain on sale of certain early-stage drug discovery and development assets of $(5,200), foreign currency impact related to the remeasurement of intercompany debt instruments of $(13,153) and other miscellaneous expense of $161.

(10)	Primarily to reflect the tax savings from acquired tax attributes and the effect of the pre-tax adjustments above at applicable rates.

(11)	Primarily to exclude the after-tax adjustment to the previously recorded gain on sale of the HealthTronics business and certain other sale-related costs.

(12)	To exclude the impact of the portion of certain of the above adjustments attributable to noncontrolling interests.

Twelve Months Ended December 31, 2013 (unaudited)	Actual Reported (GAAP)	Adjustments		Non-GAAP Adjusted
REVENUES	$2,616,907	$—		$2,616,907

COSTS AND EXPENSES:
Cost of revenues	1,039,516	(194,748)	(1)	844,768
Selling, general and administrative	849,339	(147,785)	(2)	701,554
Research and development	142,472	(26,216)	(3)	116,256
Litigation-related and other contingencies	484,242	(484,242)	(4)	—
Asset impairment charges	519,011	(519,011)	(5)	—
Acquisition-related and integration items	7,952	(7,952)	(6)	—
OPERATING (LOSS) INCOME	$(425,625)	$1,379,954		$954,329
INTEREST EXPENSE, NET	173,601	(22,742)	(7)	150,859
LOSS ON EXTINGUISHMENT OF DEBT	11,312	(11,312)	(8)	—
OTHER (INCOME) EXPENSE, NET	(50,971)	51,448	(9)	477
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(559,567)	$1,362,560		$802,993
INCOME TAX	(24,067)	253,130	(10)	229,063
(LOSS) INCOME FROM CONTINUING OPERATIONS	$(535,500)	$1,109,430		$573,930
DISCONTINUED OPERATIONS, NET OF TAX	(96,914)	149,905	(11)	52,991
CONSOLIDATED NET (LOSS) INCOME	$(632,414)	$1,259,335		$626,921
Less: Net income attributable to noncontrolling interests	52,925	—		52,925
NET (LOSS) INCOME ATTRIBUTABLE TO ENDO INTERNATIONAL PLC	$(685,339)	$1,259,335		$573,996
DILUTED EARNINGS PER SHARE DATA ATTRIBUTABLE TO ENDO INTERNATIONAL PLC ORDINARY SHAREHOLDERS:
Continuing operations	$(4.73)			$4.79
Discontinued operations	(1.32)			—
DILUTED (LOSS) EARNINGS PER SHARE	$(6.05)			$4.79
DILUTED WEIGHTED AVERAGE SHARES	113,295			119,829
Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)
To exclude amortization of commercial intangible assets related to marketed products of $175,298, certain separation benefits and other costs incurred in connection with continued efforts to enhance the company's operations of $1,118 and accruals for milestone payments to partners of $18,332.

(2)
To exclude certain separation benefits and other costs incurred in connection with continued efforts to enhance the company’s operations of $84,290, amortization of customer relationships of $10,036 and mesh litigation-related defense costs of $53,459.

(3)	To exclude milestone payments to partners of $11,371 and certain separation benefits and other costs incurred in connection with continued efforts to enhance the company’s operations of $14,845.

(4)	To exclude the impact of charges primarily for mesh-related product liability.

(5)	To exclude asset impairment charges.

(6)	Primarily to exclude integration costs associated with prior acquisitions.

(7)	To exclude additional interest expense as a result of the prior adoption of ASC 470-20.

(8)
To exclude the unamortized debt issuance costs written off and recorded as a loss on extinguishment of debt upon our March 2013 prepayment on our Term Loan indebtedness as well as upon the amendment and restatement of our existing credit facility.

(9)	To exclude $50,400 related to patent litigation settlement income and other income of $1,048.

(10)	Primarily to reflect the tax savings from acquired tax attributes and the effect of the pre-tax adjustments above at applicable rates.

(11)	To exclude certain items related to the HealthTronics business, which is reported as Discontinued operations, net of tax.

Non-GAAP Adjusted net income and its components and Non-GAAP Adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, we stress that these are Non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, Non-GAAP Adjusted net income and its components (unlike U.S. GAAP net income and its components) may not be comparable to the calculation of similar measures of other companies. These Non-GAAP financial measures are presented solely to permit investors to more fully understand how management assesses performance. See Endo's Current Report on Form 8-K filed today with the Securities and Exchange Commission for an explanation of Endo's reasons for using non-GAAP measures.
Reconciliation of Projected GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share Guidance for 2015

	Year Ending
	December 31, 2015
Projected GAAP diluted income per common share	$2.73	To	$2.93
Upfront and milestone-related payments to partners	0.40		0.40
Amortization of commercial intangible assets and fair value inventory step-up	1.02		1.02
Acquisition related, integration and restructuring charges	0.16		0.16
Interest expense adjustment for non-cash interest related to our 1.75% Convertible Senior Subordinated Notes and other treasury related items	0.01		0.01
Tax effect of pre-tax adjustments at the applicable tax rates and certain other expected cash tax savings as a result of acquisitions	0.03		0.03
Diluted adjusted income per common share guidance	$4.35	To	$4.55
The company's guidance is being issued based on certain assumptions including:

•	Certain of the above amounts are based on estimates and there can be no assurance that Endo will achieve these results.

•	Includes all completed business development transactions as of March 2, 2015.

About Endo
Endo International plc is a global specialty healthcare company focused on improving patients' lives while creating shareholder value. Endo develops, manufactures, markets, and distributes quality branded pharmaceutical, generic pharmaceutical, over the counter medications and device products through its operating companies. Endo has global headquarters in Dublin, Ireland, and U.S. headquarters in Malvern, PA. Learn more at www.endo.com.

(Tables Attached)
The following tables present Endo's unaudited Net Revenues for the three and twelve months ended December 31, 2014 and 2013:
Endo International plc
Net Revenues (unaudited)
(in thousands)

	Three Months Ended December 31,		Percent Growth	Twelve Months Ended December 31,		Percent Growth
	2014	2013		2014	2013
U.S. Branded Pharmaceuticals:
LIDODERM®	$39,807	$36,372	9%	$157,491	$602,998	(74)%
OPANA® ER	46,927	53,664	(13)%	197,789	227,878	(13)%
Voltaren® Gel	50,158	46,904	7%	179,816	170,841	5%
PERCOCET®	31,123	26,996	15%	122,355	105,814	16%
FORTESTA® Gel	5,299	18,704	(72)%	39,971	65,860	(39)%
FORTESTA® Gel Authorized Generic	12,642	—	NM	18,690	—	NM
FROVA®	20,648	16,811	23%	73,065	60,927	20%
SUPPRELIN® LA	18,142	14,206	28%	66,710	58,334	14%
VALSTAR®	6,965	7,330	(5)%	25,372	23,657	7%
VANTAS®	1,887	3,228	(42)%	8,199	13,241	(38)%
SUMAVEL®	7,855	—	NM	18,521	—	NM
AVEED®	2,587	—	NM	4,199	—	NM
Other Branded Products	1,256	(133)	NM	2,789	1,700	64%
Royalty and Other Revenue	498	30,561	(98)%	54,470	62,765	(13)%
Total U.S. Branded Pharmaceuticals	$245,794	$254,643	(3)%	$969,437	$1,394,015	(30)%
Total U.S. Generic Pharmaceuticals	$337,354	$197,944	70%	$1,140,821	$730,666	56%
Total International Pharmaceuticals	79,729	—	NM	270,425	—	NM
Devices:
Men's Health	74,955	73,158	2%	273,929	270,343	1%
Women's Health	27,355	28,628	(4)%	101,274	109,098	(7)%
BPH Therapy	34,770	30,573	14%	121,302	112,785	8%
Total Devices	137,080	132,359	4%	496,505	492,226	1%
Total Revenue	$799,957	$584,946	37%	$2,877,188	$2,616,907	10%

The following table presents unaudited condensed consolidated Balance Sheet data at December 31, 2014 and December 31, 2013:

	December 31, 2014	December 31, 2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$408,753	$526,597
Restricted cash and cash equivalents	530,930	770,000
Marketable securities	815	—
Accounts receivable	1,234,728	725,827
Inventories, net	472,215	374,439
Assets held for sale	—	160,257
Other assets	660,031	297,387
Total current assets	$3,307,472	$2,854,507
TOTAL NON-CURRENT ASSETS	7,602,144	3,717,349
TOTAL ASSETS	$10,909,616	$6,571,856
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$2,943,286	$1,247,083
Liabilities related to assets held for sale	—	31,571
Other current liabilities	155,959	418,018
Total current liabilities	$3,099,245	$1,696,672
LONG-TERM DEBT, LESS CURRENT PORTION, NET	4,202,356	3,323,844
OTHER LIABILITIES	1,199,802	966,124
STOCKHOLDERS' EQUITY:
Total Endo International plc shareholders’ equity	$2,374,757	$526,018
Noncontrolling interests	33,456	59,198
Total shareholders’ equity	$2,408,213	$585,216
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,909,616	$6,571,856

The following table presents unaudited condensed consolidated Statement of Cash Flow data for the twelve months ended December 31, 2014 and 2013:

	Twelve Months Ended December 31,
	2014	2013
OPERATING ACTIVITIES:
Consolidated net loss	$(718,184)	$(632,414)
Adjustments to reconcile consolidated Net loss to Net cash provided by operating activities
Depreciation and amortization	331,651	255,663
Share-based compensation	32,671	38,998
Amortization of debt issuance costs and premium / discount	29,086	36,264
Other	(161,171)	539,184
Changes in assets and liabilities which provided cash	823,723	60,822
Net cash provided by operating activities	337,776	298,517
INVESTING ACTIVITIES:
Purchases of property, plant and equipment, net	(80,251)	(94,626)
Acquisitions, net of cash acquired	(1,086,510)	(3,645)
Proceeds from sale of business, net	54,521	8,150
Proceeds from / (payments to) settlement escrow	11,518	(11,518)
Increase in restricted cash and cash equivalents	(633,173)	(770,000)
Decrease in restricted cash and cash equivalents	869,936	—
Other	92,106	(12,000)
Net cash used in investing activities	(771,853)	(883,639)
FINANCING ACTIVITIES:
Cash distributions to noncontrolling interests	(5,291)	(52,711)
Borrowings (payments) on indebtedness, net	321,276	544,521
Exercise of options	41,392	97,129
Other	(54,520)	(9,414)
Net cash provided by (used in) financing activities	302,857	579,525
Effect of foreign exchange rate	(4,037)	1,692
NET DECREASE IN CASH AND CASH EQUIVALENTS	(135,257)	(3,905)
LESS: NET DECREASE IN CASH AND CASH EQUIVALENTS OF DISCONTINUED OPERATIONS	(17,413)	(813)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS OF CONTINUING OPERATIONS	(117,844)	(3,092)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	526,597	529,689
CASH AND CASH EQUIVALENTS, END OF PERIOD	$408,753	$526,597
Our Net cash provided by operating activities includes the impact of certain payments for legal settlements, primarily related to mesh and the Department of Justice settlement related to the sale, marketing and promotion of Lidoderm. The following schedule presents the unaudited impact of these payments on our Net cash provided by operating activities for the twelve months ended December 31, 2014 and 2013:

	Twelve Months Ended December 31,
	2014	2013
Net cash provided by operating activities, as reported	$337,776	$298,517
Payments for certain legal settlements	333,763	42,982
Net cash provided by operating activities, excluding the impact of certain legal settlements	671,539	341,499

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Canadian securities legislation. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect Endo's current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Although Endo believes that these forward-looking statements and information are based upon reasonable assumptions and expectations, readers should not place undue reliance on them, or any other forward-looking statements or information in this news release. Investors should note that many factors, as more fully described in the documents filed by Endo with securities regulators in the United States and Canada including under the caption “Risk Factors” in Endo's Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and with securities regulators in Canada on System for Electronic Document Analysis and Retrieval (“SEDAR”) and as otherwise enumerated herein or therein, could affect Endo's future financial results and could cause Endo's actual results to differ materially from those expressed in forward-looking statements contained in Endo's Annual Report on Form 10-K. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause Endo's actual results to differ materially from expected and historical results. Endo assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required under applicable securities law.
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